                                                                     Exhibit 3.2






                           ---------------------------

                             ARTICLES OF ASSOCIATION


                                       OF


                                 RADVISION LTD.

           (ADOPTED BY SPECIAL RESOLUTION PASSED ON JANUARY 18, 2000)

                           ---------------------------

                        PUBLIC COMPANY LIMITED BY SHARES


                             ARTICLES OF ASSOCIATION

                                       OF

                                 RADVISION LTD.

           (ADOPTED BY SPECIAL RESOLUTION PASSED ON JANUARY 18, 2000)

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ITEM NO.       DESCRIPTION                                              PAGE NO.

1.             Preliminary................................................
2.             Public Company.............................................
3.             Office.....................................................
4.             Share Capital..............................................
5.             Share Certificates.........................................
6.             Lien on Shares.............................................
7.             Calls on Shares............................................
8.             Forfeiture of Shares.......................................
9.             Transfer of Shares.........................................
10.            Transmission of Shares.....................................
11.            Alterations of Capital.....................................
12.            Increase of Capital........................................
13.            Variation of Class Rights..................................
14.            General Meetings...........................................
15.            Proceedings at General Meetings............................
16.            Votes of Shareholders......................................
17.            Corporations Acting by Representatives.....................
19.            Directors..................................................
20             Powers and Duties of Directors.............................


                                       a

21.            Borrowing Powers...........................................
22.            Election and Removal of Directors..........................
23.            Alternate Directors........................................
24.            Proceedings of Directors...................................
25.            General Manager............................................
26.            Minutes....................................................
27.            Stamp and Signatures.......................................
28.            Secretary..................................................
29.            Dividends and Reserves.....................................
30.            Capitalization of Reserves.................................
31.            Accounts...................................................
32.            Audit......................................................
33.            Auditors...................................................
34.            Notices....................................................
35.            Reconstruction.............................................
36.            Insurance and Indemnity....................................
37.            Winding Up.................................................

                                       b

                        PUBLIC COMPANY LIMITED BY SHARES


                             ARTICLES OF ASSOCIATION

                                       OF

                                 RADVISION LTD.

           (ADOPTED BY SPECIAL RESOLUTION PASSED ON JANUARY 18, 2000)
--------------------------------------------------------------------------------


                                   PRELIMINARY

1. The regulations contained in the Second Schedule to the Companies Ordinance shall not apply to the Company.

2.       (a)      In these Articles, unless the context otherwise requires, the following words and expressions have the following meanings:

                  "THESE ARTICLES"           these Articles of Association of
                                             the Company, as amended from time
                                             to time;

                  "AUDITORS"                 the auditors of the Company, from
                                             time to time;

                  "THE BOARD"                the Directors or a quorum of such
                                             Directors assembled as a meeting of
                                             Directors duly convened;

                  "COMPANIES LAW"            the Companies Law, 5759-1999;

                  "COMPANIES ORDINANCE"      the Companies Ordinance (New
                                             Version), 5743-1983;

                  "THE COMPANY"              RadVision Limited;

                  "DIRECTOR"                 a director of the Company, from
                                             time to time;

                  "MONTH"                    Gregorian month;

                  "OFFICE" the registered office for the time being of the Company;

                  "OFFICE HOLDER'            every Director and every other
                                             person defined, under the Statutes,
                                             as a "NOSEI MISRA";

               "ORDINARY RESOLUTION"         a resolution approved at a General
                                             Meeting of the Company by
                                             shareholders present, in person, by
                                             proxy, or by written ballot, or
                                             deemed under the Statutes to be
                                             present, holding greater than fifty
                                             percent (50%) of the total voting
                                             power attached to the shares whose
                                             holders were present, in person, by
                                             proxy, or by written ballot, or
                                             deemed under the Statutes to be
                                             present, at such General Meeting an
                                             voted thereon.

               "REGISTER"                    the register of shareholders or, as
                                             from the date of the coming into
                                             force of the Companies Law, the
                                             register of shareholders, including
                                             any such register allowed under
                                             Article 47;

               "SECRETARY"                   subject to the provisions of the
                                             Statues includes joint Secretaries,
                                             a temporary or an assistant
                                             Secretary or any other person
                                             appointed by the Board to perform
                                             any of the duties of the Secretary;

               "SHAREHOLDER"                 any person whose name is entered in
                                             the Register as a holder of a share
                                             in the Company; prior to the entry
                                             into force of the Companies Law,
                                             reference to a "shareholder" are
                                             deemed to be references to a
                                             "member" as defined in the
                                             Companies Ordinance.;

               "SPECIAL RESOLUTION"          a resolution approved at a General
                                             Meeting of the Company by
                                             shareholders present, in person, by
                                             proxy, or by written ballot, or
                                             deemed under the Statutes to be
                                             present, holding at least
                                             sixty-five percent (65%) of the
                                             total voting power attached to the
                                             shares whose holders were present,
                                             in person, by proxy, by written
                                             ballot or deemed under the Statutes
                                             to be present, at such General
                                             Meeting an voted thereon. Prior to
                                             the effectiveness of the Companies
                                             Law, the "Special Resolution" shall
                                             have the meaning assigned to it in
                                             the Companies Ordinance.

               "STATUTES"                    the Companies Ordinance or the
                                             Companies Law (and any regulations
                                             adopted thereunder), whichever
                                             shall be in force at the time of an
                                             act or decision as to which
                                             referece to the "statutes" is made
                                             herein;

               "UNITED STATES"               the United States of America;

               "WRITING"                     includes printing, typewriting,
                                             lithography, photography and any
                                             other mode or modes of presenting
                                             or reproducing words in a visible
                                             form;

               "YEAR"                        Gregorian year.

         (b)      Words and expressions importing:

                  (i) the singular number shall include the plural number and VICE VERSA;

                  (ii) the masculine gender shall include the feminine gender and VICE VERSA.

         (c) References to an Article by number are to the identified Article of these Articles.

         (d) Any word or expression defined in the Statutes shall, if not otherwise defined herein, bear the same meaning in these Articles as in the Statutes.

         (e) The headings in these Articles are inserted for convenience only and shall not be deemed a part hereof nor affect the construction of any provision hereof.

         (f) References in these Articles to any statute or regulation shall also be deemed to include a reference to any re-enactment thereof or amendment thereto, as in force from time to time.

         (g) References in these Articles to a "PERSON" shall be construed broadly and shall include an individual, firm, company, corporation, governmental entity (including any department or agency thereof), association or partnership (whether or not having separate legal entity).

                                 PUBLIC COMPANY

3. The Company is a Public Company as such term is defined in the Companies Ordinance.

                                     OFFICE

4. Subject to the Statutes, the Office shall be at such place as the Board may from time to time designate.


                                  SHARE CAPITAL

5. The authorized share capital of the Company is 2,500,000 New Israeli Shekels divided into 25,000,000 Shares divided into 24,984,470 Ordinary Shares of a nominal value of ten Agorot (NIS 0.10) each and 15,530 Deferred Shares of a nominal value of ten Agorot (NIS 0.10) each.

6. Subject to the Statutes and these Articles and to the terms of any resolution creating new shares, the unissued shares from time to time shall be under the control of the Board which may, subject as aforesaid, allot the same to such persons, against cash, or for such other consideration which is not cash, with such restrictions and conditions, in excess of their nominal value, or at their nominal value, or at a discount to their nominal value, and at such times as the Board shall deem appropriate. Subject as aforesaid, the Board shall have the power to cause the Company to grant to any person the option to acquire from the Company any unissued shares, and on such terms as the Board shall deem appropriate.

7. From and after the date of the coming into force of the Companies Law, the Board shall have the power, to the extent permitted under the Statutes and these Articles, to cause the Company to purchase shares of the Company during such period, for such consideration and on such terms as the Board shall deem fit.

8. The Company shall not issue bearer shares or exchange a share certificate for a bearer share certificate.

9. Subject to the Statutes, the Company may pay a commission at a rate not exceeding ten percent (10%) of the price at which the shares are issued to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company.

10. Subject to the Statutes and these Articles, and without prejudice to any special rights previously conferred upon the holders of any existing shares or class of shares, the Company may, from time to time in a Special Resolution, create shares with such preferential, deferred, qualified or other special rights, privileges, restrictions or conditions, whether in regard to dividend, voting, return of capital of otherwise as may be stipulated in such Special Resolution.

11. The Company shall have the power to issue redeemable shares and redeem the same all in accordance with, and subject to, the provisions of the Statutes.

12. If two or more persons are registered in the Register as joint holders of any share, any one of such persons may give effective receipts for any dividends or other moneys payable in respect of such share.

13. Except as otherwise expressly provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and, accordingly, shall not, except as required by law or as ordered by a court of competent jurisdiction, be bound to recognize (even when having notice thereof) any equitable or other claim to, or interest in, such share on the part of any other person.

                               SHARE CERTIFICATES

14. Every shareholder shall be entitled, without payment, to receive within two (2) months after allotment of shares or registration of transfer of shares (unless the conditions of issue provide for a longer interval) one (1) certificate representing all the shares of each class registered in his name, specifying the number, class and distinguishing numbers of the shares in respect of which it is issued and the amount (if less than nominal value) paid thereon and any other detail the Company is required, under the Statutes, to include in a share certificate.

15. In the case of a share registered in the name of two or more persons, the Company shall not be bound to issue more than one certificate to such persons, and delivery of such certificate to any one of them shall be sufficient delivery to all.

16. Where a shareholder has transferred only a part of the shares represented in a certificate, the old certificate shall be cancelled and he shall be entitled, without charge, to a new certificate representing the balance of his shares.

17.      (a)      Any two or more certificates representing shares of any one class held by any shareholder may at his request be cancelled and a single new certificate for such shares issued in lieu thereof.

         (b) If any shareholder shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu thereof two (2) or more share certificates representing such shares in such numbers as he may specify, the Board, or some other person authorized by the Board for such purposes, may, if it thinks fit, comply with such request.

         (c) The Company may, in its sole discretion, charge to any shareholder making a request pursuant to paragraphs (a) or (b) of this Article any out-of-pocket expenses incurred by it in complying with such request.

         (d) If a share certificate is defaced, worn out, destroyed or lost, it may on request be replaced without charge (other than payment of out of pocket expenses incurred by the Company in connection therewith) upon the furnishing of evidence of ownership and such indemnity as the Board, or some other person authorized by the Board for such purpose, shall require, and (in the case of defacement or wearing out) on delivery to the Company of the old certificates.

         (e) In the case of shares registered in the Register in the name of two (2) or more persons, any such request mentioned in this Article may be made by any one of such persons.

18. A Registration Company (as such term is defined in the Securities Law 5728-1968) shall be entitled, without payment, to receive, within such time as may be prescribed under the Statutes or, if not prescribed as aforesaid, within such time period as the Board may deem fit, a certificate that specifies the number and class of shares, together with any other details the Company is required, under the Statutes, for inclusion therein, that are registered in its name in the Register.

19. Every share certificate and certificate referred to in Article 19 shall be signed by one Director and countersigned by the Secretary or some other person authorised by the Board for such purpose.

                                 LIEN ON SHARES

20. The Company shall have a first and paramount lien upon every partly paid or unpaid share for all moneys owing from a shareholder to the Company, whether presently payable or not, payable at a fixed time or on demand in respect of that share whether the period for payment has actually arrived or not, and notwithstanding that it is the joint debt or liability of the shareholder or his estate. Such lien shall apply whether before or after notice is given to the Company of any interest or claim of any person other than the holder or holders of such share. The Company's lien (if any) on a share shall extend to all dividends or other moneys from time to time, payable in respect of such share. The Board may waive any lien which has arisen and may resolve that any share shall be (or be issued on terms that it is) wholly or partially exempt from the provisions of this Article.

21. The Board may cause the Company to sell, in such manner as the Board may think fit, any shares subject to a lien, but no sale shall be made until such time as the sum in respect of which such lien exists is presently payable and until a demand and notice in writing stating the amount due and demanding payment thereof and giving notice of intention to sell in default shall have been served on such shareholder or the persons (if any) entitled to the shares by reason of his death or bankruptcy and default in payment shall have been made by him or them for seven (7) days after service of such notice.

22. The net proceeds of any sale of a share subject to any lien, after payment of any costs incurred by the Company in connection with such sale, shall be applied in or towards satisfaction of the amount due to the Company in respect of such share, and any balance shall (subject to a like lien for any amount not presently payable as existed upon the shares prior to the sale) be paid to the shareholder or the person (if any) entitled by reason of transmission of shares on death or bankruptcy to the shares so sold.

23. To give effect to any such sale as aforesaid, the Board may authorise a person to transfer the shares sold to, or in accordance with the directions of, the purchaser and may enter the transferee's name in the Register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                                 CALLS ON SHARES

24. Subject to the provisions of these Articles and to the terms of allotment of the shares, the Board may from time to time make such calls on the shareholders in respect of all moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium or, if the shares shall have been issued at a discount to their nominal value, on account of all moneys unpaid on such shares) as it may think fit, provided that at least 14 (fourteen) days' notice is given of each call. Each shareholder shall be liable to pay the amount of every call so made on him to the Board. A call may be wholly or in part revoked or the time fixed for its payment postponed by the Board. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. Unless otherwise stipulated by the Board and in the notice given in respect of the call each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares in respect of which such call was made.

25. A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed and may be made payable by installments.

26. The joint holders of a share shall be jointly and severally liable for the payment of all calls and installments in respect hereof.

27. If a call or instalment payable in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the said call or instalment is due shall pay interest on the amount of the call or instalment from the day appointed for pay thereof to the time of actual payment at such rate (not exceeding the then prevailing rate of interest for unauthorised overdrafts as charged by the Bank Hapoalim B.M. or any other leading commercial Bank in Israel as the Board may, at its discretion, nominate) as the Board shall fix, but the Board may waive payment of such interest wholly or in part. The provisions of this Article shall not deprive the Company, or derogate from, any other rights or remedies the Company may have against such person pursuant to these Articles or law.

28. No shareholder shall be entitled to receive any dividend or other payment or distribution or be present or vote at any general meeting either personally or (save as proxy for another shareholder) by proxy, or by any other means as may be permitted under the Statutes, or be reckoned in a quorum, or to exercise any other privilege as a shareholder until he shall have paid all calls for the time being due and payable on every share registered in his name, whether registered alone or jointly with any other person, together with interest and expenses, (as referred to in Article 32(a) thereon).

29. Any sum which by the terms of issue of a share is made payable upon allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, or, if such share shall have been issued at a discount to its nominal value, on account of the amount payable in respect of such share, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum were a call duly made and notified.

30. Subject to the terms of allotment, the Board may make arrangements on the issue of shares for a difference between the registered holders thereof in the amounts and times of payment of calls.

31. With the approval of the Board, a shareholder may advance to the Company all or any part of the sums due on his shares beyond the sums actually called upon thereon, and the Board may approve the payment of interest on such moneys so paid in advance or such much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, at such rate and times as may be approved by the Board, in addition to the dividend payable upon such part of the share in respect of which such advance has been made as is actually called up provided that no dividend shall be payable on so much of the moneys paid up on a share as exceeds the amount for the time being called up thereon. The Board may at any time cause the Company to repay the amount so advanced upon at least three (3) months' written notice to such shareholder of its instruction to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the share in respect of which it was advanced.

                              FORFEITURE OF SHARES

32.      (a)      If a shareholder fails to pay the whole or any part of any call or instalment of a call on or before the day appointed for the payment thereof, the Board may at any time thereafter, during such time as the call or instalment or any part thereof remains unpaid, serve a notice on him or on the person entitled to the share by transmission, requiring payment of such call or instalment or such part thereof as remains unpaid, together with interest as provided for in accordance with Article 27 and any expenses incurred by the Company by reason of such non-payment.

         (b)      The notice shall:

                  (i) name a further day (not earlier than the expiration of fourteen (14) days from the date of the notice) on or before which such call or instalment or part thereof and all interest and expenses that have accrued by reason of such non-payment are to be paid;

                  (ii)     name the place where the payment is to be made; and

                  (iii) state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made or instalment was due will be liable to be forfeited.

         (c) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared.

33. When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the registered holder of the share or to the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share; but the provisions of this paragraph are directory only, and no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

34. Notwithstanding any such forfeiture as aforesaid, the Board may, at any time before the forfeited shares have been otherwise disposed of, annul the forfeiture, on the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share and on such further terms (if any) as it shall see fit but no such nullification shall estop the Board from adopting a further resolution of forfeiture in respect of the non-payment of such amounts.

35. The Company may, by resolution of the Board, accept a surrender of any share liable to be forfeited hereunder. A surrendered share shall be treated as if it has been forfeited.

36. Subject to the provisions of the Statutes, every share which shall be forfeited or surrendered shall thereupon become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture or surrender the holder thereof or entitled thereto or to any other person on such terms and in such manner as the Board shall think fit, and the Board may, if necessary, authorise a person to transfer the same to such other person as aforesaid.

37. A person whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of them but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture or surrender, and interest thereon to the date of payment in the same manner in all respects as if the shares had not been forfeited or surrendered, and to satisfy all (if any) claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture or surrender without any reduction or allowance for the value of the shares at the time of forfeiture. In the event of any such forfeiture or surrender, the Company, by resolution of the Board, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the shareholder in question (but not yet due) in respect of shares, whether registered in his name or registered jointly with any other person forfeited or surrendered as aforesaid.

38. The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share as between the shareholder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past shareholders.

39. A declaration that the declarant is a Director or Secretary of the Company and that a share has been duly forfeited or surrendered pursuant to these Articles, and stating the date on which it was forfeited or surrendered, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture or surrendered thereof, be conclusive evidence of the facts therein stated and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof and a certificate of proprietorship of the share delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share. Subject to the execution of any necessary transfer document, such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

40. Subject to applicable restrictions contained in these Articles, any shareholder may transfer all or any of his shares by instrument in writing in any usual or common form signed by the transferor and, in the case of a partly paid share, the transferee, or in such other form as the Board shall from time to time approve. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

41. The instrument of transfer of a share must be delivered to the Office, or such other place that the Board shall from time to time approve, accompanied by the certificate for the shares to be transferred and/or such other evidence (if any) as the Board, or some other person authorised by the Board for such purpose, may require to prove the title of the intending transferor.

42. Every instrument of transfer of a share must be in respect of only one class of share.

43. Subject to Article 48, all instruments of transfer which shall be registered in the Register shall (except in case of fraud) be retained by the Company, but any instrument of transfer which the Board may refuse to register in the Register shall (except in case of fraud) be returned to the party presenting the same.

44. The Board may, in its absolute discretion, refuse to register a transfer of any share which is not fully paid up.

45.      Intentionally Omitted.

46.      No fee shall be charged:

         (i)      for registration of a transfer; or

         (ii) on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, notice or other instrument relating to or affecting the title to any shares.

47. The Company shall maintain a Register and, if applicable, a register of Substantial Shareholders as required by the Statutes. Subject to and in accordance with the provisions of the Statutes, the Company may cause to be kept in any other country, a branch register or registers of shareholders resident in such other country, and to exercise all the other powers mentioned in the Statutes relating to such branch registers.

48. The Company shall be entitled to destroy: (a) all instruments of transfer of shares and all other documents on the face of which entries are made in the Register at any time after the expiration of six (6) years from the date of registration of the same; (b) all dividend mandates and notifications of change of name or address at any time after the expiration of two (2) years from the date of recording; and
         (c) all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of cancellation. If the Company destroys a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant, it shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document mentioned above so destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company. Nothing in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any document at an earlier date than that provided above or if the condition as to good faith and absence of notice is not met. References in this Article to the destruction of any document include references to its disposal in any manner.

                             TRANSMISSION OF SHARES

49. In the case of the death of a shareholder, the survivor or survivors, where the deceased was a joint holder, and where he was a sole or only surviving holder, the executors or administrators of the deceased, or failing executors or administrators, the heirs declared by a court of competent jurisdiction to be entitled to such shares of the deceased, shall be the only persons recognised by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

50. Subject to the provisions of these Articles, any person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder may, on such evidence as to his title being produced as the Board may require, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof.

51. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing a transfer of such share to such person. All the provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the shareholder had not occurred and the notice or transfer were a transfer executed by such shareholder.

52. A person entitled to a share in consequence of the death or bankruptcy of a shareholder shall be entitled to receive, and may give a discharge for, any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company, or, save as aforesaid, to exercise any of the rights or privileges of a shareholder unless and until he shall become a shareholder in respect of the share.

                              ALTERATION OF CAPITAL

53.      (a)      The Company may, from time to time, by Special Resolution
                  subject to Article 56:

                  (i) consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

                  (ii) cancel any shares which at the date of the adoption of such Special Resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled;

                  (iii) subject to the Statutes, subdivide its shares (issued or outstanding) or any of them, into shares of smaller nominal value than is fixed by the Memorandum of Association, and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting form such subdivision, one or more of the shares may, as compared with the others, have special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares;

                  (iv) reduce its share capital and any capital redemption reserve fund in any way that may be considered expedient and, in particular, exercise any or all of the powers conferred under the Statutes in relation to such reduction of share capital or capital redemption reserve.

         (b) Upon any consolidation or subdivision of shares, the Board may settle any difficulty which may arise with regard thereto, as it deems fit, including (but without prejudice to the generality of the foregoing), in the event of a consolidation or any action which may result in fractional shares:

                  (i) allotting, in contemplation of, or such subsequent to, such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional shareholdings;

                  (ii) making such arrangements for the sale or transfer of the fractional shares to such person or persons at such times and at such price as the Board thinks fit so as to most expeditiously preclude or remove any fractional shareholdings. The Board shall cause the Company to distribute the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractional shares sold or transferred as aforesaid. For the purpose of giving effect to a sale, the Board is authorised to appoint some person to transfer such fractions sold to the purchaser and to receive the purchase price therefor. The name of the purchaser of such share or fractions shall, upon presentation of the instrument of transfer, be entered in the Register as the holder thereof and such purchaser shall not be bound to see to the application of the purchase money and the title of the purchaser shall not be affected by an irregularity in, or invalidity of the proceedings relating to, such sale;

                  (iii) to the extent as may be permitted under the Statutes redeem or purchase such fractional shares sufficient to preclude and remove such fractional shareholding and the Board shall cause the Company to distribute the net proceeds payable in connection with such redemption or purchase in due proportion among the shareholders who would have been entitled to such fractional shares.

                  (iv) determining, as to the holders of shares so consolidated, which issued shares shall be consolidated into each share of a larger nominal value.

                               INCREASE OF CAPITAL

54. The Company may from time to time, Special Resolution, whether or not all the shares then authorised have been issued, and whether or not all the shares theretofore issued have been fully called up for payment, increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts and (subject to any special rights for the time being attached to any existing class of shares) to carry such preferential, deferred or other special rights (if any) or to be subject to such conditions or restrictions (if any) in regard to dividend, return of capital, voting or otherwise as such Special Resolution shall provide.

55. Except so far as otherwise provided in such Special Resolution or pursuant to these Articles, the Special Resolution creating the new shares, or by the conditions of issue thereof, any new share capital shall be considered as part of the original ordinary share capital of the Company, and shall be subject to all the provisions applicable to such original ordinary share capital.

                            VARIATION OF CLASS RIGHTS

56. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of these Articles relating to general meetings shall MUTATIS MUTANDIS apply to every such separate general meeting, save that the necessary quorum shall be not less than two (2) shareholders present in person, or by proxy, or deemed, by the Statutes, to be present at such meeting, holding at least thirty-three and one-third percent (331/3%) of the voting rights of the issued shares of the class

57. Unless otherwise provided by these Articles, the enlargement of an authorised class of shares, or the issuance of additional shares thereof out of the authorised and unissued share capital, shall not be deemed, for the purposes of Article 56 to vary, modify or abrogate the rights attached to previously issued shares of such class or of any other class of shares.

                                GENERAL MEETINGS

58.      (a)      General meetings shall be held at least once in every calendar year at such time, being not more than fifteen (15) months after the last preceding general meeting, and at such place as may be determined by the Board. Such general meetings shall be called "ANNUAL GENERAL MEETINGS" and all other general meetings of the Company shall be called "EXTRAORDINARY GENERAL
                  Meetings". Subject to the Statutes, meetings of the Company may be held within or outside Israel.

         (b) The Board may, whenever it thinks fit, and it shall, within twenty-one (21) days after receiving a requisition in writing by shareholders or directors, as provided in the Statutes, convene an Extraordinary General Meeting. Any such requisition must state the objectives for which the meeting is to be called, be signed by the requisitioners, and deposited at the Office. Such requisition may consist of several documents in like form, each signed by one (1) or more requisitioners. If the Board does not within twenty-one (21) days from the date of the deposit of such requisition proceed to convene a meeting, the requisitioners, or any of them representing more than fifty percent (50%) of the total voting rights of all the requisitioners, may themselves convene the meeting, but any meeting so convened shall not be held after three (3) months from the date on which the requisition was deposited, as aforesaid, at the Office.

59. At least twenty-one (21) days' notice of a general meeting, specifying the place, the day and the hour of the meeting, shall be given in the manner hereinafter mentioned to such shareholders, as are under the provisions of these Articles, and such persons, as are under the Statutes, entitled to receive notices from the Company, provided that the accidental omission to give such notice to, or the non-receipt of such notice by, any such shareholder or person shall not invalidate any resolution passed or proceeding held at any such meeting, and, with the consent of all the shareholders for the time being entitled to receive notices of meetings, a meeting may be convened upon a shorter notice or without notice and generally in such manner as such shareholders may approve. A waiver or consent as aforesaid may be validly given in writing retrospectively even after the date of the meeting.

60.      Notice of a general meeting shall include:

         (a) the agenda for such meeting. The contents of such agenda shall be determined by the Secretary according to the Board instructionsbut shall include the following:

                  (i) if such meeting is being held pursuant to a requisition of shareholders or Directors in the manner as provided by the Statutes, particulars of the objectives for which such meeting has been called as aforesaid;

                  (ii) any subject as may be requested for inclusion in the manner referred to in Article 61;

                  (iii) any other particulars as may be required under the Statutes.

         (b) the text of any resolution which is proposed to be put and voted upon at such meeting, unless the Statutes permit a general description of the text; and

         (c) any other matter as so required, under the Statutes, for inclusion in any such notice.

61. Any shareholder or shareholders of the Company that holds, at least, one percent (1%) of the voting rights in the issued share capital of the Company may, as provided by the Statutes, request that the Board includes a subject in the agenda of a general meeting to be held in the future. Any such request must be in writing, give particulars of the subject which is requested to be included in such agenda, be signed by the shareholder or shareholders making such request and must be deposited at the Office and addressed to the Board. The Board will include, in the agenda for a general meeting, a subject, requested as aforesaid, if the Board deems that such subject is suitable for discussion at a general meeting.

62. Subject to the Statutes, all general meetings shall be held at such time and place as the Board may determine. The Board may, in its absolute discretion, resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at the principal meeting place and a satellite meeting place or places anywhere in the world and the shareholders present in person, by proxy or by written ballot at satellite meeting places shall be counted in the quorum for and entitled to vote at the general meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the Chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that shareholders attending at all the meeting place are able to:

         (i) participate in the business for which the meeting has been convened;

         (ii) hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place, and

         (iii)    be heard by all other persons so present in the same way.

         The Chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

                         PROCEEDINGS AT GENERAL MEETINGS

63.      (a)      No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. For all purposes the quorum shall not be less than two (2) shareholders present in person, or by proxy, or deemed, by the Statutes, to be present at such meeting, holding, in the aggregate, at least, thirty-three and one-third percent
                  (33 1/3%) of the voting rights in the issued share capital of the Company.

         (b) If within half an hour (or within such longer time not exceeding one (1) hour as the Chairman of the meeting may decide) from the time appointed for the holding of a general meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place (unless such day shall fall on a public holiday either in Israel or the United States, in which case the meeting will be adjourned to the first day, not being a Friday, Saturday or Sunday, which follows such public holiday). If at such adjourned meeting a quorum is not present within one-half an hour from the time appointed for holding the meeting, the shareholders present, in person, by proxy or by written ballot or deemed, pursuant to the Statutes, to be present, shall be a quorum save that if the general meeting was convened upon requisition of the shareholders or Directors, as provided by the Statutes, a quorum at such adjourned meeting shall be not less than two (2) shareholders present, in person, or by proxy, or deemed, pursuant to the Statutes, to be present, holding, at least, the minimum percentage of the issued share capital, or voting rights of the issued share capital, of the Company that would entitle, under the Statutes, such shareholders to requisition an Extraordinary General Meeting.

64. The Chairman (if any) of the Board shall preside at every general meeting of the Company. If there be no such Chairman or if at any meeting he shall not be present within fifteen (15) minutes after the time appointed for holding the same, or shall be unwilling to act as Chairman, the Deputy Chairman (if any) shall if present and willing to act preside at such meeting but if the Chairman and Deputy Chairman shall not be so present and willing to act the Directors present shall choose one of their number to act, or if there is only one Director present he shall be Chairman if willing to act. If there is no Director present and willing to act, the shareholders present and entitled to vote shall choose one of their number to be Chairman of the meeting. The Chairman of any general meeting shall not, by virtue of such office, be entitled to vote at any general meeting nor shall the Chairman have a second or casting vote (without derogation, however from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or a duly appointed proxy).

65.      (a)      The Chairman may, with the consent of any general meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. The Chairman of the meeting may, at his sole discretion and without the requirement for the consent of the meeting, adjourn or otherwise make alternative appropriate arrangements for any general meeting at which in his opinion the venue arrangements cannot cater in an orderly fashion so as to enable the shareholders present adequately to hear, speak and vote on the matters before the meeting. Without prejudice to the generality of the foregoing, the Chairman of the meeting may in such circumstances direct that the meeting be held simultaneously in two or more venues connected for the duration of the meeting by audio or audio-visual links or in two or more consecutive sessions with the votes taken being aggregated or that it be adjourned to a later time on the same day or a later date at the same or any other venue.

         (b) Whenever a meeting is adjourned for twenty-one (21) days or more, notice of the adjourned meeting shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no shareholder shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

         (c) No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

66.      (a)      Subject to these Articles and the Statutes a resolution of the
                  Company in a general meeting shall be deemed adopted if passed as an Ordinary Resolution. Every vote at a general meeting shall be conducted according to the number of votes to which each shareholder is entitled on the basis of the number of shares held by him which confer on him a right to vote at a general meeting.

         (b) At any general meeting, a resolution, in respect of any business, put to vote of the meeting shall be decided on a poll and such poll shall be held in such manner, at such time and at such place as the Chairman of the general meeting directs (including the use of ballot or voting papers or tickets), whether immediately or after an interval or postponement, or in any other way, and the results of the poll shall be deemed to be the resolution at the general meeting for which such poll was taken. The holding of a poll shall not prevent the continued business of the general meeting.

         (d) A resolution in writing signed by all shareholders of the Company then entitled to attend and vote at general meetings or to which all such shareholders have given their written consent (by letter, facsimile telecopier, telegram, telex, e-mail or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman) shall be deemed to have been unanimously adopted by a general meeting duly commenced and held.

67. A declaration by the Chairman of the meeting that a resolution has been carried, or has been carried unanimously or by a particular majority, lost, or not carried by a particular majority shall be conclusive and entry to that effect in the minute book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution. Without derogating from the generality of the foregoing, if:

         (a) any objection shall be raised to the qualification of any voter; or

         (b) any votes have been counted which ought not to have been counted or which might have been rejected; or

         (c)      any votes are not counted which ought to have been counted,

         the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting; and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that it may have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

                              VOTES OF SHAREHOLDERS

68. Subject to any rights or restrictions for the time being attached to any class or classes of shares and to these Articles, every shareholder who is present, in person, by proxy, or by written ballot or is deemed under the Statutes to be present shall be entitled to have one vote for each share of which he is the holder.

69. A shareholder in respect of whom an order has been made by any court having jurisdiction in matters concerning mental disorder may vote in person, by proxy or by written ballot, by the person authorised by such court or by law to act on such shareholder's behalf, provided that such evidence as the Board, or some other person who may be authorized by the Board for such purpose, may require of the authority of the person claiming to vote shall have been deposited at the Office, or at such other place as is specified in accordance with these Articles for the lodgment of instruments of proxy, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting.

70. If two (2) or more persons are registered as the holder of a share, then in voting on any question the vote of the senior who tenders the vote, whether in person, by proxy, or by written ballot or by any other means that the Statutes expressly prescribe, shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

71. No shareholder shall, unless the Board otherwise determines, be entitled in respect of any share held by that shareholder, to vote at any general meeting, personally or by proxy or by any other lawful means, or at any separate meeting of the holders of any class of shares, or to exercise any other right conferred by virtue of being a shareholder in relation to any such meeting if any call or other sum presently payable by the shareholder in respect of that share remains unpaid.

72. Votes may be given personally, by proxy, by ballot (in accordance with the Companies Law) or by any other manner that the Company is required, under the Statutes, to recognise and a shareholder entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. Any person (whether a shareholder of the Company or not) may be appointed to act as a proxy.

73.      An instrument appointing a proxy:

         (i)      shall:

                  (a) be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if such appointor is a corporation, either under its seal or under the hand of some officer or attorney duly authorised in that behalf;

                  (b) be deemed to include the power to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit; and

                  (c) unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates;

         (ii) whether for a specified meeting or otherwise, shall be in the following form or as near thereto as circumstances will admit or in such other form as the Board may approve:

                           "I, ___________, of _________________ and entitled to
                           ______ votes hereby appoint ___________ of
                           __________________________ and failing him
                           _______________________ of _____________________ to
                           vote for me and on my behalf at the (Annual, Extraordinary or adjourned, as the case may be) general meeting of the Company to be held on the ________ day of ____________ and at every adjournment thereof. AS WITNESS MY HAND THIS _______ DAY OF ___________."

74.      (a)      The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority shall be deposited at the Office, or at such other place, whether in Israel or elsewhere, as the Board may from time to time either generally or in a particular case or class of cases prescribe, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall be invalid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date stated in it as the date of its execution, except at an adjourned meeting where the meeting was originally held within twelve (12) months from such date. Where valid but differing instruments of proxy or other instrument which the Company is required, under the Statutes, to recognise in relation to the exercise of the voting rights in respect of a share, are delivered in respect of the same share for use at the same meeting, the instrument which is delivered last (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share; if the Board, or some other person as may be authorised by the Board for such purpose, is unable to determine which was the last delivered, none of them shall be treated as valid in respect of that share. Delivery of an instrument appointing a proxy or any other instrument, as aforesaid, shall not preclude a shareholder from attending and voting in person at the meeting.

         (b) The Board may cause the Company to send, by post or otherwise, instruments of proxy to shareholders for use at any general meeting.

75. A vote given in accordance with the terms of an instrument of proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the instrument of proxy, or the determination of the authority of the person voting, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, unless notice in writing of such death, mental disorder determination, revocation or transfer shall have been received by the Company at the office, or at such other place as is referred to in Article 73, at least twenty-four
         (24) hours [before the commencement of the meeting or adjourned meeting.

                     CORPORATIONS ACTING BY REPRESENTATIVES

76. Any corporation which is a shareholder of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any meeting of any class of shareholders of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder of the Company.

                                    DIRECTORS

77. Unless otherwise determined by an ordinary resolution, the number of Directors shall be not less than five (5) and not more than nine (9) as may be determined by Ordinary Resolution of the Company

78. Subject to the Statutes, no person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

79. Subject to the Statutes, the remuneration of a Director shall be such sum (if any) as shall from time to time be approved by the Company in general meeting. The Directors and their alternates shall be entitled to be repaid all reasonable travelling, hotel and other expenses incurred by them arising from their travelling to and from Board meetings or meetings of any committee of the Board. If by any arrangement, approved by the Board, any Director shall perform or render any special duties or services outside his ordinary duties as a Director, the Board may cause the Company to pay him special remuneration, in addition to his ordinary remuneration, and such special remuneration may be by way of salary, commission, participation in profits, or otherwise as may be arranged, all subject to the provisions of the Statutes with regard to all such matters.

80.      The office of a Director shall be vacated, IPSO FACTO:

         (a) if he becomes bankrupt or suspends payment or colludes or compounds with his creditors;

         (b)      if he be declared legally incompetent;

         (c) if by notice in writing given to the Company he resigns his office;

         (d) if he is removed from office by an ordinary resolution of the general meeting of the Company;

         (e)      if, under the Statutes, he is required to resign his office;
                  or

         (f)      upon his death.

81. Subject to the provisions of the Statutes, no Director shall be disqualified by virtue of his office from holding any office or place of profit in the Company or in any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor, other than as required by the Statutes, shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realised by any such contract or arrangement by reason only of such Director's holding that office or of the fiduciary relations thereby established, but the nature of his interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, at no later than the first meeting of the Board after the acquisition of his interest.

82. As from the coming into force of the Companies Law and otherwise subject to the provisions of the Statutes, the entering into of a transaction by the Company with an Office Holder or a third party in which an Office Holder has a personal interest (as more fully described in Section 270(1) of the Companies Law), which is not an "extraordinary transaction" shall, if such Office Holder is a Director or the General Manager, be approved in such manner as may be prescribed by the Board, from time to time, and in the absence of thereof, will require the approval of the Board. If such Office Holder is not a Director, then such transaction shall be approved in such manner as may be prescribed by the General Manager from time to time and in the absence of any such determination, with the approval of the General Manager, according to guidelines from the Board of Directors..

                         POWERS AND DUTIES OF DIRECTORS

83. The business of the Company shall be managed by the Board, which may exercise all such powers of the Company and perform on behalf of the Company all such acts as may be exercised and performed by the Company as are not by the Statutes or by these Articles required to be exercised or done by the Company in general meeting or (if the Company is under an obligation, under the Statutes, to appoint a General Manager), the General Manager, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations (not being inconsistent with such aforesaid provisions) as may be prescribed by the Company in general meeting, but no regulation made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

84. Subject to the provisions of these Articles and the Statues, the Board may at any time and from time to time, by power of attorney or otherwise, appoint any person to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

85. The Directors may act as a Board at any time notwithstanding any vacancy in their body provided always that in case the Directors shall at any time be reduced in number to less than the minimum number prescribed by or in accordance with these Articles it shall be lawful for them to act as a Board for the purpose of filling any vacancies in their body or for summoning a general meeting of the Company, but not for any other purpose.

                                BORROWING POWERS

86. Subject to the Statutes and these Articles, the Board may cause the Company to borrow money and to mortgage or charge its undertaking, property and assets (present or future) and uncalled capital or any part thereof and issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

                        ELECTION OR REMOVAL OF DIRECTORS

87.      (a)      All the Directors (other than, if any, the Directors referred to in paragraph (c) of this Article) shall be elected annually at the Annual General Meeting, by ordinary resolution, and shall hold office until, and shall retire from office on, the conclusion of the next following Annual General Meeting and shall be eligible for re-election at such meeting.

         (b)      Except for Directors whose term of office expires pursuant to
                  Article 87(a) (including any Director appointed in the circumstances set out in this Article 87), no person shall be nominated for the office of a Director at an Annual General Meeting unless, not less than seven (7) days and not more than forty-two (42) days prior to the date set for such meeting, a notice signed by a shareholder entitled to participate and also present at the meeting with respect to which notice was given, indicating his intention of proposing a candidate to the office of a Director and accompanied with the written consent thereto of such candidate of his willingness to be appointed as a Director, was delivered to the Office.

         (c) To the extent required under the Statutes, as construed by the appropriate courts, the Company shall appoint or arrange the election of two (2) persons as Public or, as required as aforesaid, External Directors. The appointment or election and removal of such Directors shall be made in accordance with the Statutes. The provisions of Articles 87(a) and (b) shall not apply to a Director who is a Public Director.

         (d) Notwithstanding the provisions of paragraphs (b) and (c) of this Article, no person shall be nominated or appointed to the office of a Director if such person is disqualified, under the Statutes, from being appointed as a Director.

88. The Board may at any time appoint any other person as a Director, whether to fill a vacancy or whether in addition to those of their body but so that the total number of Directors shall not at any time exceed any maximum number (if any) fixed by or in accordance with these Articles. Any Director so appointed shall hold office until the first Annual General Meeting convened after such appointment and shall be eligible for re-election at such Annual General Meeting.

                               ALTERNATE DIRECTORS

89.      (a)      A Director may, by written notice to the Company given in the manner set forth in Article 87(b), appoint any individual who is qualified to serve as a Director, to act as alternate
                  Director at meetings of the Board in his place during his absence (and, at his discretion, to revoke such nomination) provided that such individual is not a Director or is a person acting as an alternate Director for any other Director.

         (b) Any appointment or removal of an alternate Director shall be effected by an instrument in writing delivered at the Office and signed by the appointor or by such other method as may be approved by the Board.

         (c) An alternate Director shall be entitled to receive notice of meetings of the Board and of any committee of the Board of which the appointor is a member, to attend and to vote at any such meeting at which his appointor is not personally present and generally to perform all the functions of his appointor (except as regards power to appoint an alternate, unless the instrument of his appointment states otherwise) as a Director in his absence. Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director.

         (d) An alternate Director shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration.

         (e) An alternate Director shall IPSO FACTO cease to be an alternate Director if his appointor ceases for any reason to be a Director or on the happening of any event which, if he were a Director, would cause him to vacate the office of Director.

                            PROCEEDINGS OF DIRECTORS

90. Board meetings will be convened in accordance with the needs of the Company and, in any event, shall be convened at least once every three
         (3) months. Save as aforesaid, the Board may meet, adjourn and otherwise regulate its meetings as it thinks fit. Board meetings may be convened at any time by the Chairman of the Board. The Chairman of the Board shall convene a Board meeting upon the request of any two (2) Directors as soon as practicable after receiving such request and shall otherwise convene a Board meeting as provided by the Statutes. If the Chairman of the Board does not, within fourteen (14) days after the date of receiving a request from two Directors as aforesaid, convene a Board meeting, then the Director requesting the convening of such Board meeting may convene the Board meeting. If the Chairman of the Board does not, within fourteen (14) days after being obliged to convene a Board meeting as provided under the Statutes, convene a Board meeting, the person who, as provided in the Statutes in such circumstances, is entitled to convene the Board meeting, may convene such meeting. Notice of a Board meeting shall be prepared in accordance with the Statutes and shall be served upon the members of the Board, not less than three
         (3) days before such meeting.

91. Notice of a Board Meeting may be given orally or in writing, and if given in writing, may be sent by hand, post, facsimile or electronic mail to a Director at the address, facsimile number or electronic mail address given by such Director to the Company for such purpose. Any such notice shall be deemed duly received, if sent by post, five (5) days following the day when any such notice was duly posted and if delivered by hand or transmitted by facsimile transmission or electronic mail, such notice shall be deemed duly received by the Director on the date of delivery or, as the case may be, transmission of the same. Notwithstanding anything contained to the contrary herein, failure to deliver notice to a Director of any such meeting in the manner required hereby may be waived by such Director and a meeting shall be deemed to have been duly convened notwithstanding such defective notice if such failure or defect is waived prior to action being taken at such meeting, by all Directors entitled to participate at such meeting to whom notice was not duly given as aforesaid.

92. Any Director may participate in a meeting of the board by means of telephone or similar communication equipment whereby all the Directors participating in the meeting can hear each other and the Directors participating in this manner shall be deemed to be present in person at such meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting then is.

93. Until otherwise decided by the Board, a quorum at a meeting of the Board shall be constituted by the presence in person, by alternate or by telephone or similar communication equipment (as referred to in Article 92) of a majority of the Directors out of which the Chairman of the Board is one then in office who are lawfully entitled to participate and vote at the meeting. If within one-half an hour (or within such longer time not exceeding one (1) hour as the Chairman of the meeting may decide) from the time appointed for the holding of the Board meeting a quorum is not present, the Board meeting shall stand adjourned to the same day in the next week at the same time and place (unless such day shall fall on a public holiday either in Israel or the United States, in which case the meeting will be adjourned to the first day, not being a Friday, Saturday or Sunday, which follows such public holiday). If at such adjourned Board meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the Directors present, in person, by alternate or by telephone or similar communication equipment (as referred to in Article 92) who are lawfully entitled to participate and vote at such meeting shall be a quorum. No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present (in person, by alternate or by telephone as aforesaid) when the meeting proceeds to business. For the purpose of these Articles an alternate Director shall be counted in a quorum.

94. A resolution proposed at a Board Meeting shall be deemed adopted if supported by such number (rounded-up in case of fraction) of Directors equal to a majority of the number of Directors then in office and who were lawfully entitled to vote on such resolution.

95. The Chairman shall not have a second or casting vote at any Board meeting.

96. A resolution in writing signed by all the Directors then in office lawfully entitled to vote thereon (including by facsimilia), shall be as effective for all purposes as a resolution passed at a meeting of the Board duly convened, held and constituted and may consist of several documents in like form each signed by one or more of the Directors. For the purpose of this Article, the signature of an alternate Director, the appointer of which is entitled to vote on such resolution, shall suffice in lieu of the signature of the Director appointing him.

97. The Board may from time to time elect or otherwise appoint a Director to be Chairman or Deputy Chairman and determine the period for which each of them is to hold office.

98. The Chairman, or in his absence the Deputy Chairman, shall preside at meetings of the Board, but if no such Chairman or Deputy Chairman shall be elected or appointed, or if at any meeting the Chairman or Deputy Chairman shall not be present within fifteen (15) minutes after the time appointed for holding the same, or if the Chairman, or, if applicable, Deputy Chairman, is unwilling or unable to chair such meeting, the Directors present shall choose one of their number to be Chairman of such meeting.

99. The Board may delegate all or any of its powers, authorities and discretions (except for those powers, authorities and discretions which, under the Statutes, the Board is unable to delegate) to any committee consisting of such shareholders of the Board as the Board may, from time to time, think fit. The Board may, subject to the Statutes, widen, curtail or revoke such delegation of powers and authorities. Any committee so formed shall in the exercise of the power, authorities and discretions so delegated conform to any regulations that may be lawfully imposed on it by the Board. The Board shall appoint an audit committee, the members of which and the authorities, powers and discretions of which shall be governed by the Statutes. The meetings and proceedings of a committee shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board, so far as the same are applicable thereto and are not lawfully suspended or superseded by any regulations imposed by the Board.

100. All acts done BONA FIDE by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director or alternate Director or a member of such committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or such committee or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or, as the case may be, an alternate Director and had been entitled to vote.

                                 GENERAL MANAGER

101. Subject to these Articles and the Statutes, the Board may from time to time appoint one or more persons (other than the Chairman of the Board), whether or not Directors, as the General Manager, Chief Executive Officer, or President of the Company. Subject to the Statutes, the powers, authorities and discretions any such General Manager, Chief Executive Officer or President shall have shall be those that the Board may, at its discretion, lawfully confer on the same. The Board may, from time to time, as the Board may deem fit, modify or revoke, such title(s), duties and authorities the Board conferred as aforesaid. Subject to these Articles and the Statutes, any such appointment(s) and any such powers, authorities and discretions, conferred as aforesaid may be either for a fixed term or without any limitation of time, and may be made upon such conditions and subject to such limitations and restrictions as the Board may, from time to time, determine and the Board may from time to time (subject to the provisions of the Statutes and of any contract between any such person and the Company) fix his or their salaries and remove or dismiss him or them from office and appoint another or others in his or their place.

                                     MINUTES

102. The Company shall cause minutes to be made of all general meetings of the Company and also of all appointments of Directors and Office Holders and of the proceedings of all meetings by the Board, and committees, and of the attendances thereat, and all business transacted at such meetings, (which shall include any written resolution of the directors under Article 96 above) and any such minute of any meeting, if purporting to be signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting, shall be conclusive evidence without any further proof of the facts therein stated. Minutes of a meeting shall be kept at the Office of the period, and in the manner, as prescribed in the Statutes.

103.     Intentionally Omitted.


                              STAMP AND SIGNATURES

104.     (a)      The Company may have one or more official stamps.

         (b) The Company may keep an official stamp for documents made for foreign jurisdiction purposes, and may authorise, from time to time, a person appointed for this purpose to make use of such stamp. The provisions of Section 102 of the Companies Ordinance shall apply to this Article, and the term "seal" shall have the meaning of "stamp".

         (c) A document shall be deemed signed by the Company upon the fulfillment of all of the following:

                  (1) The Company's stamp was stamped on the document by a person authorised therefor by the Board, or the document bears the name of the Company in print;

                  (2) It bears the signature of one or more person authorized, generally or in the specific instance, to sign such document by the Board.

         (d) An authorisation of one or more persons by the Board to sign on a document on behalf of the Company shall be deemed to include the authority to stamp the Company's stamp thereon, unless otherwise provided by the Board.

         (e) an authorisation by the Board as provided in Article 104(d) may be for a specific document or for a certain sort of document or for all the Company's documents or for a definite period of time or for an unlimited period of time, provided that any such authority may be terminated by the Board, at any time.

         (f) The provisions of this Article shall apply both to the Company's documents executed in Israel and the Company's documents executed abroad.

                                    SECRETARY

105. The Board may appoint a Secretary of the Company on any terms it thinks proper. The Board may from time to time by resolution appoint a temporary substitute for the Secretary who shall be deemed to be the Secretary during the term of his appointment.

                             DIVIDENDS AND RESERVES

106. The Board may, before recommending any dividend, set aside, out of the profits of the Company, such sums as it thinks proper as reserve or reserves, which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company as the Board may, from time to time, deem fit. The Board may, also without placing the same to reserve, carry forward any profits which it may deem prudent not to divide.

107. The Company in a general meeting may, by ordinary resolution, declare dividends in accordance with the respective rights of the shareholders but no dividends shall exceed the amount recommended by the Board.

108. The Board may, from time to time, cause the Company to pay to the shareholders such interim dividends as appear to the Board to be justified by the profits of the Company. The validity of any interim dividend shall not be affected by the subsequent failure of the Company, in general meeting to declare a dividend, or by the general meeting's declaration of a lesser dividend, pursuant to Article 107.

109. Subject to these Articles, the Company may declare and pay any dividend permitted under the Statutes.

110.     No dividend shall bear interest or linkage against the Company.

111.     (a)      All dividends unclaimed for one year, after having been
                  declared, may be invested or otherwise made use of by the Company as the Board shall think fit, until the same be claimed and so that the Company shall not thereby be constituted as a trustee in respect thereof.

         (b) Any dividend or other sum remaining unclaimed for a period of seven (7) years after having been declared shall be forfeited and shall revert to the Company.

112. Subject to any special or restricted rights conferred upon the holders of shares as to dividends, all dividends shall be declared and paid proportionately to the amount paid up on account of the nominal value of the shares in respect of which the dividend is being paid. As regards shares not fully paid throughout the period in respect of which the dividend is paid, dividends in respect thereto shall be apportioned and paid pro rata according to amounts deemed under this Article to be paid up on account of the nominal value of such shares during any portion or portions of the period in respect of which the dividend is paid. For this purpose, the amount deemed to be paid on account on the nominal value of such partly paid shares shall be such proportion of the nominal value as the amount paid to the Company with respect to the share bears to its full issuance price. No amount paid on a share, in advance of a call, shall be treated as paid up on a share.

113. Where any dividend is declared by the Company in general meeting pursuant to Article 104, or is determined to be paid by resolution of the Board passed in accordance with Article 108, the ordinary resolution of the Company in general meeting or (as the case may be) the resolution of the Board may provide that such dividend shall be payable to the shareholders (or, if applicable, to any class of shareholders) registered as such on the date of such resolution or such other date as such resolution may specify. Notwithstanding the foregoing, if any shares are issued on terms providing that they shall rank for dividends as from a specified date, or to a specified extent, they shall rank for dividends accordingly.

114. The Board may deduct from any dividend payable to any shareholder all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company. The Board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or toward the satisfaction of the debts, liabilities or engagement in respect of which the lien exists.

115. Subject to the provisions of the Statutes, any general meeting declaring a dividend may, upon the recommendation of the Board, direct payment of such dividend wholly or partly by the distribution of specific assets of the Company, or by distribution of paid up shares, debentures, or debenture stock of the Company or any other companies or in any one or more of such ways, and the Board shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Board may settle the same as it thinks expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board. When deemed requisite a proper contract shall be prepared and filed in accordance with the Statutes and the Board may appoint any person to sign such contract on behalf of the persons entitled to share in such distribution and such appointment shall be effective and binding on such persons.

116. The Board may cause the Company to pay the dividends, interest or other moneys payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a shareholder in respect of such shares.

117. Any dividend, interest or other moneys payable in cash on or in respect of a share may be paid by check or warrant sent through the post to the registered address of the holder or person entitled thereto and in the case of two or more persons being registered as joint holders of such share, to the registered address of that one of the joint holders who is first named on the Register, or to such person and to such address or by such other means offered by the Company as the holder or joint holders or person entitled thereto, as applicable, may agree in writing with the Company. Every such check or warrant shall be made payable to the order of the person to whom it is sent or to such person as the shareholder, person entitled or joint holders direct and the payment of the check or warrant by the bankers on whom it is drawn shall be a good discharge to the Company. Any one of two or more persons registered as joint holders of a share may give effectual receipts for any dividends or other moneys payable in respect of the shares held by them as joint holders. Every check or warrant shall be sent at the risk of the person entitled to the money it represents and the Company shall not be responsible nor shall have any liability for any check or warrant lost in transmission or in respect of sums lost or delayed in the course of payment by a method offered by the Company as aforesaid.

                           CAPITALIZATION OF RESERVES

118. The Company in general meeting may, on the recommendation of the Board, pass a resolution that any sum not required for the payment or provision of any fixed preferential dividend and: (a) for the time being standing to the credit of any reserve fund or reserve account of the Company, including premiums received on the issue of any shares, debentures or debenture stock of the Company, or (b) being undivided profits in the hands of the Company, be capitalized, and that such sum be set free for distribution and be appropriated as capital to and amongst the shareholders in the proportions to which they would have been therein entitled had such sum been distributed by way of dividends on the shares and in such manner as the resolution may direct, and such resolution shall be effective, and the Board shall in accordance with such resolution apply such sum in paying up in full any unissued shares in the capital of the Company on behalf of the shareholders as aforesaid, and appropriate such shares and distribute the same credited as fully paid-up amongst such shareholders in the proportion aforesaid in satisfaction of their shares and interests in the said capitalized sum, or shall apply such sum or any part thereof on behalf of the shareholders aforesaid in paying up the whole or part of any uncalled balance which shall for the time being be unpaid in respect of any issued shares held by such shareholders or otherwise deal with such sum as directed by such resolution. Where difficulty arises in respect of any such distribution, the Board may settle the same as it thinks expedient, and in particular it may issue fractional certificates, fix the value for distribution of any fully paid-up shares, make such payments to any shareholders on the footing of the value so fixed in order to adjust rights, and vest any such shares in trustees upon such trusts for the persons entitled to share in the appropriation and distribution as may seem just and expedient to the Board. When deemed requisite a proper contract for the allotment and acceptance of the shares to be distributed as aforesaid shall be prepared and filed in accordance with the Statutes, and the Board may appoint any person to sign such contract on behalf of the persons entitled to share in the appropriation and distribution and such appointment shall be effective and binding on such persons.

                                    ACCOUNTS

119. The Board shall cause accounting records to be kept in accordance with applicable law. The books of account shall be kept at the Office, or at such other place or places as the Board shall deem fit (either within the State of Israel or elsewhere in the world) and shall be open for inspection by shareholders of the Board. No shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or as authorized by the Board or by resolution of the Company in general meeting.

                                      AUDIT

120. At least once every fiscal year, the accounts of the Company shall be examined and audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

                                    AUDITORS

121. The appointment, authorities, rights and duties of the Auditors shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the Auditors, the Company in general meeting may, by ordinary resolution, act (and in the absence of any action in connection therewith, shall be deemed to have so acted), to authorize the Board to fix such remuneration, subject to such criteria or standards, if any, as may be provided in such resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such Auditors.

                                     NOTICES

122. A notice to a shareholder may be served, as general notice to all shareholders, by publication in one of the daily Hebrew newspapers appearing in Israel and in one daily English language newspaper appearing in the City of New York, and otherwise in such manner as may be required under the Statutes, but in place of the publication of general notice as aforesaid, notice may be served on each shareholder individually or by hand or by post to the registered address of each shareholder. The date of such publication in the newspaper shall be deemed to be the date of service on all the shareholders. A notice served on a shareholder not sent by post but left at the shareholder's registered address shall be deemed duly served on the day it was left there. A notice served on a shareholder through the post shall be deemed duly served on the day following the day when the envelope containing it was posted. Proof that an envelope containing a notice was properly addressed, stamped and posted shall be conclusive evidence that notice was given. A declaration of an authorized person from the American Stock Transfer stating that a notice was mailed to a shareholder should suffice for purposes of this Article. 123. A notice may be given by the Company to the joint holders of a share by giving notice to the joint holder named in the Register in respect of the shares.

124. Subject to the Statutes, where a given number of days' notice extending over any period is required to be given, the day of service shall be counted in such number of days or other period.

125. Any shareholder whose address is not described in the Register and who shall not have designated in writing an address for receipt of notices shall not be entitled to receive any notice from the Company.

126.     Intentionally Omitted

127. Apart from the publication of any advertisement in the press, as mentioned in Article 122, a person entitled to a share in consequence of the death or bankruptcy of a shareholder upon supplying to the Company such evidence as the Board, or such person as may be authorized for such purpose by the Board, may reasonably require to show his title to the share, and upon supplying also an address in Israel or the United States for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the shareholder but for his death or bankruptcy would be entitled, and such service or delivery shall for all purposes be deemed to be sufficient service for delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any shareholder in pursuance of these presents shall, notwithstanding that such shareholder be then dead or bankrupt, and whether or not the Company shall



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         have notice of his death or bankruptcy, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or first-named joint holder.

128. Any notice or other document (including, but not limited to, a share certificate) may be served or delivered by the Company by reference to the Register as it stands at any time, as may be determined by the Board from time to time, being not more than fifteen (15) days before the date of posting (where the notice or other document is posted) or otherwise not more than fifteen (15) days before the date of service. No change in the Register after that time shall invalidate any such service or delivery. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been duly given, or deemed or to be duly given to a person from which he derives his title.

                                 RECONSTRUCTION

129. On any sale of the undertaking of the Company, the Board or the liquidators on a winding-up may, if authorized by special resolution, accept fully paid or partly paid-up shares, debentures or securities of any other company, whether Israeli or foreign, either then existing or to be formed for the purchase in whole or in part of the property of the Company, and the Board (if the profits of the Company permit), or the liquidators (on a winding-up), may cause the Company to distribute such shares, or securities, or any other property of the Company amongst the shareholders without realization or vest the same in trustees for them, and any special resolution may provide for the distribution or appropriation of the cash shares, or other securities, benefits, or property, otherwise than in accordance with the strict legal rights of the shareholders or contributors of the Company, and for the valuation of any such securities or property at such price and in such manner as the meeting may approve, and all holders of shares shall be bound to accept and shall be bound by any valuation or distribution so authorized, and shall be deemed to have waived all rights in relation thereto save only in case the Company is proposed to be or is in the course of being wound-up, such statutory rights (if any) under the provisions of the Statutes as are incapable of being varied or excluded by these presents.

                             INSURANCE AND INDEMNITY

130.     (a)      Subject to the provisions of the Companies Ordinance, the
                  Company may enter into a contract for the insurance of all or part of the liability of an Office Holder, in respect of any of the following:

                  (i) a breach of his duty of care to the Company or to another person;

                  (ii) a breach of his fiduciary duty to the Company, provided that such Office Holder acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Company;

                  (iii) a financial liability imposed on him in favor of another person in respect of an act performed by him in his capacity as an Office Holder of the Company.



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

         (b) Subject to the provisions of the Companies Ordinance, the Company may indemnify an Office Holder in respect of any of the following:

                  (i) a financial liability imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award confirmed by a court, in respect of an act performed by virtue of his being an Office Holder of the Company;

                  (ii) reasonable litigation costs, including lawyers' fees, expended by an Office Holder or which were imposed on an Office Holder by a court in proceedings instituted against him by the Company or in its name or by any other person, or in a criminal charge from which he was acquitted, all in respect of an act performed in his capacity as an Office Holder or the Company.

         (c) Notwithstanding the provisions of Articles 130(a) and 130(b), as from the date of the coming into force of the Companies Law, but otherwise, subject to the provisions of the Statutes with regard to such matters:

                  (i) the Company may enter into a contract for the insurance of all or part of the liability of an Office Holder with respect to an obligation imposed on such Office Holder due to an act performed by him in his capacity as an Office Holder of the Company arising from any of the following:

                           (aa) a breach of his duty of care to the Company or to another person;

                           (bb) a breach of his fiduciary duty to the Company, provided that the Office Holder acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Company;

                           (cc) a financial liability imposed on such Office Holder in favor of another person;

                  (ii)     (aa)     the Company may undertake, in advance, to
                                    indemnify, or may indemnify, an Office
                                    Holder in respect of, a liability or expense
                                    (as referred to in subparagraph (bb) below) that may be imposed on such Office Holder
                                    (due to an act performed by him in his
                                    capacity as an Office Holder):

                                    (1)      that arises from those categories
                                             of events, and in respect of those
                                             amounts, as the Board may, at the
                                             time of the giving of such
                                             undertaking to indemnify, in its
                                             opinion deem to be reasonable in
                                             the circumstances; or

                                    (2)      that arises from an event that took
                                             place prior to the Company giving
                                             such indemnity;



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

                           (bb) the liability and expense referred to in sub-paragraph (aa) above of this Article 130(c)(ii) are as follows:

                                    (1)      a financial liability imposed on an
                                             Office Holder in favor of another
                                             person by a court judgment,
                                             including a compromise judgment
                                             given as a result of a settlement
                                             or an arbitrator's award which has
                                             been confirmed by a court;

                                    (2)      reasonable litigation costs,
                                             including lawyers' fees, expended
                                             by an Office Holder or which were
                                             imposed on an Office Holder by a
                                             court in proceedings instituted
                                             against him by the Company or in
                                             its name or by any other person or
                                             in a criminal charge on which he
                                             was acquitted or in a criminal
                                             charge on which he was convicted
                                             for a criminal offense that does
                                             not require proof of criminal
                                             thought (as such term is understood
                                             by the Penal Law, 5737-1977);

                  (iii) the Company may release, in advance, all or part of an Office Holder's liability to the Company for damage which arises from the breach of his duty of care to the Company (as such term is understood by Sections 252 and 253 of the Companies Law, 1999).

         (d) The provisions of Articles 130(a), 130(b) and 130(c) above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Board.

                                   WINDING UP

131. If the Company is wound up, then subject to the Statutes and to the rights of the holders of shares with special rights upon winding-up, the assets of the Company available for distribution among the shareholders shall be distributed to them in proportion to the amounts paid up or credited as paid up on account of the nominal value of their respective holdings of the shares at the commencement of the winding up, in respect of which such distribution is being made, without reference to amounts paid as a premium.



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